As filed with the Securities and Exchange Commission on September 24, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNC BANCORP

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	47-0898685
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BNC Bancorp

1226 Eastchester Drive

High Point, North Carolina 27265

Telephone: (336) 869-9200

(Address, including zip code and telephone

number, including area code, of registrant’s

principal executive offices)

W. Swope Montgomery, Jr.

1226 Eastchester Drive

High Point, North Carolina 27265

Telephone: (336) 869-9200

(Name, address, including zip code and telephone number, including area code, of agent for service)

With Copies To:

Jean C. Brooks, Esq.

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

230 N. Elm Street, Suite 2000

Greensboro, North Carolina 27401

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered [1]	Amount to be Registered	Proposed Maximum Offering Price Per Share [2]	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee
Common stock, no par value	250,000 shares	$9.80	$2,450,000	$174.69

[1]

This Registration Statement shall also cover any additional shares of common stock that become available under BNC Bancorp’s Dividend Reinvestment Plan by reason of any stock dividend, stock split or other similar transaction.

[2]

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933. The proposed maximum offering price per share is based upon the average of the high and low prices of BNC Bancorp common stock on September 23, 2010, as reported on the Nasdaq Capital Market.

PROSPECTUS

BNC BANCORP

DIVIDEND REINVESTMENT PLAN

FOR REGISTERED HOLDERS OF COMMON STOCK

250,000 Shares of BNC Bancorp Common Stock

This prospectus relates to shares of common stock, no par value, of BNC Bancorp (‘BNC” or the “Company”), which may be offered and sold from time to time pursuant to the terms of the BNC Bancorp Dividend Reinvestment Plan (the “Plan”).

The Plan provides participants with a convenient and economical method for investing cash dividends paid in additional shares of BNC common stock. This prospectus describes and constitutes the BNC Bancorp Dividend Reinvestment Plan.

Shares of common stock will be purchased directly from BNC from authorized but unissued shares. Initially, the Company intends to issue the shares under the Plan at a 5% discount to the average closing price of BNC’s common stock over the five trading days preceding the dividend payment date. BNC reserves the right to change or eliminate the discount in its sole discretion.

You may enroll in the Dividend Reinvestment Plan by completing the enclosed authorization form and returning it to the plan administrator. The Company has appointed our stock transfer agent, Registrar and Transfer Company, to serve as the plan administrator.

Shares of BNC common stock are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol BNCN. On September 23, 2010, the closing price of the Company’s common stock was $9.80.

The Company has registered 250,000 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference.

Investing in BNC common stock involves risks. Please carefully consider the “Risk Factors” and question number 3, “What are the disadvantages or risks of the Plan?” contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Securities purchased or held under the terms of the Plan are not savings accounts, deposits or other obligations of any BNC banking subsidiary and are not insured by the Federal Deposit Insurance Corporation, or by the Securities Investor Protection Agency or by any other governmental agency and may lose value. There is no guarantee attached to these securities.

This prospectus is not an offer to sell BNC common stock and it is not an offer to buy BNC common stock in any state where the offer or sale is not permitted.

The date of this prospectus is September 24, 2010.

PROSPECTUS

BNC BANCORP

DIVIDEND REINVESTMENT PLAN

FOR REGISTERED HOLDERS OF COMMON STOCK

Summary of the Plan

Advantages of the Plan

The BNC Bancorp Dividend Reinvestment Plan (the “Plan”) offers you a convenient method of investing all or a portion of your cash dividends in additional shares of the common stock of BNC Bancorp (“BNC,” the “Company,” “we,” “us” or “our”), initially at a 5% discount, without incurring brokerage commissions or administrative costs to buy.

The Plan

Your cash dividends are automatically invested in additional shares of BNC common stock. These shares will earn future dividends as and when such dividends are paid by the Company, which will further increase your investment in BNC. The Plan will be administered by Registrar and Transfer Company (the “Plan Administrator”), which acts as agent for Plan participants.

Cost to You

Your cost for shares of common stock purchased under this Plan is the closing price of BNC common stock, as reported on Nasdaq or on any securities exchange on which BNC common stock may be listed on the dividend payment date. Initially, we intend to issue the shares under the Plan at a 5% discount to the average closing price of BNC’s common stock over the five trading days preceding the dividend payment date. BNC reserves the right to change or eliminate the discount within our sole discretion.

There are no brokerage commissions or service charges for stock purchases under the Plan; those costs are paid by BNC. You are responsible for all brokerage commissions and fees when you sell any shares of stock you purchased under the Plan.

Eligibility to Participate

Participation in the Plan is limited to registered owners of BNC common stock. If you own BNC common stock through a bank, broker, nominee, or trust, etc., you must become a shareholder of record in your own name, or make appropriate arrangements, if possible, with your bank, broker, nominee or trust for them to reinvest your cash dividends for you.

Account Statements

A statement will be sent to you from the Plan Administrator each time your cash dividends are invested. You should retain account statements of all Plan transactions for your personal records. You may also access your account information online through the Plan Administrator’s website at www.rtco.com.

Terminate at Any Time

Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time as outlined in the Plan. In the event you terminate your participation in the Plan, your shares will remain in book entry form with the Plan Administrator, or the shares you hold in the Plan may be sold at your request and the proceeds from the sale will be transmitted to you, less any brokerage commissions and fees associated with the sale of the shares.

Income Tax Information

Even though your cash dividends will be reinvested in BNC common stock, they continue to be subject to applicable income taxes as if they were paid to you in cash.

Voting of Shares

Any whole shares held in your account in the Plan may be voted by you as you direct. Fractional shares held in your account in the Plan cannot be voted.

Enrollment

Registered holders of BNC Bancorp common stock may enroll in the Plan by signing and mailing a Shareholder Authorization Form to:

Registrar and Transfer Company

P.O. Box 664

Cranford, NJ 07016-3572

Attn: Dividend Reinvestment Plan Administrator

Telephone: (800)-368-5948

All future communications concerning the Plan should also be sent to the above address. Please include in your correspondence your account or social security number and a daytime telephone number where you may be reached.

More Information

For more information related to enrollment, participation and other Plan-related matters, please refer to the question and answer format in this prospectus. Questions related to your Plan account or enrollment should be addressed to the Plan Administrator at the address noted above or you can call the Plan Administrator at 1-800-368-5948 or you can e-mail the Plan Administrator at info@rtco.com.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of the registration statement that we filed with the Securities and Exchange Commission (“SEC”) relating to the offer and sale of shares of our common stock for the accounts of participants in our Dividend Reinvestment Plan. This prospectus provides you with the terms of the Plan. The registration statement can be read at the SEC’s website or at the SEC’s office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the SEC’s website is www.sec.gov. Reports filed with the SEC by BNC Bancorp can also be retrieved on the Investor Relations page of our website (www.bankofnc.com). Any other information on our website is not part of this prospectus.

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in such filings are deemed “furnished” in accordance with SEC rules:

•	Our Quarterly Reports on Form 10-Q filed with the SEC on May 15 and August 13, 2010;

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29. 2010; and

•	Our Current Reports on Form 8-K filed with the SEC on February 3, February 19, April 15, April 29, May 5, June 18, June 25, July 28, and August 18, 2010.

•	A description of our capital stock can be found on the Company’s Registration Statement on Form S-3 filed with the SEC on August 25, 2010.

We will provide each person to whom this prospectus is delivered, including any beneficial owner of our shares, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, upon written or oral request at no cost, by writing or telephoning us at the address set forth below.

BNC Bancorp

Attention: Corporate Secretary

1226 Eastchester Drive

High Point, North Carolina 27265

(336) 869-9200

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling BNC, we have been informed that, in the opinion of the SEC, any such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Neither the delivery of this prospectus nor any sales under it shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus. No dealer, broker, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering contained in this prospectus, and information or representations not contained in it, if given or made, must not be relied upon as having been authorized by us. This prospectus does not constitute an offering in any state or jurisdiction in which the offering may not lawfully be made.

RISK FACTORS

Investing in BNC common stock involves risk. These risks are described under the sections titled “Risk Factors” in our Form S-3 filed with the SEC on August 25, 2010 and our annual report on Form 10-K for the year ended December 31, 2009, which information is incorporated by reference into this prospectus. These risk factors may be updated in our quarterly reports on Form 10-Q which are also incorporated by reference into this prospectus. See “Where You Can Find More Information” above. Before making a decision to invest, you should carefully consider these risks as well as other information contained or incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains various forward-looking statements. These forward-looking statements can be identified by the use of words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “might,” “should,” “could,” “goal,” “potential” and similar expressions. We base these forward-looking statements on our current expectations and projections about future events, our assumptions regarding these events and our knowledge of facts at the time the statements are made.

Our forward-looking statements are subject to the following principal risks and uncertainties; general economic conditions and trends, either nationally or locally; conditions in the securities market; fluctuations in the trading price of our common stock, changes in interest rates; changes in deposit flows, and in the demand for deposit and loan products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to retain key members of management; changes in legislation, regulation, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. We provide greater detail regarding some of these factors in our Form 10-K for the year ended December 31, 2009, including the Risk Factors section of that report. Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in other documents we file with the SEC from time to time.

THE COMPANY

BNC Bancorp was formed in 2002 to serve as a one-bank holding company for Bank of North Carolina (the “Bank”). The Bank is a full service commercial bank that was incorporated under the laws of the State of North Carolina on November 15, 1991, and opened for business on December 3, 1991. On April 9, 2010, the Bank acquired certain assets and liabilities of Beach First National Bank (“Beach First”), a national banking association headquartered in Myrtle Beach, South Carolina, from the Federal Deposit Insurance Company (“FDIC”), as receiver for Beach First.

As of June 30, 2010, we were the seventh largest North Carolina-domiciled bank by assets and had 17 banking offices along the I-85 / I-40 / I-77 / I-73 corridors in central North Carolina including Davidson, Randolph, Rowan, Forsyth, Guilford, Iredell and Cabarrus Counties and six full-service banking offices along the coast of South Carolina including Horry, Georgetown and Beaufort Counties. As of June 30, 2010, we had total assets of $2.16 billion, total net loans receivable of $1.45 billion, total deposits of $1.83 billion, and total shareholders’ equity of $164.1 million. Net income available to common shareholders for the six months ended June 30, 2010 was $12.1 million, or $1.61 per diluted share. We have been profitable every quarter since 1994.

The Bank provides a wide range of banking services tailored to the particular banking needs of the communities it serves. It is principally engaged in the business of attracting deposits from the general public and using such deposits, together with other funding from the Bank’s lines of credit, to make primarily consumer and commercial loans. The Bank has pursued a strategy that emphasizes its local affiliations. This business strategy stresses the provision of high quality banking services to individuals and small to medium-sized local businesses. Specifically, the Bank makes business loans secured by real estate, personal property and accounts receivable; unsecured business loans; consumer loans, which are secured by consumer products, such as automobiles and boats; unsecured consumer loans; commercial real estate loans; and other loans. The Bank also offers a wide range of banking services, including checking and savings accounts, commercial, installment and personal loans, safe deposit boxes, and other associated services. Lending involves credit risk. Credit risk is controlled and monitored through active asset quality management including the use of lending standards, thorough review of potential borrowers, and active asset quality administration. See “Risk Factors.”

Deposits are the primary source of the Bank’s funds for lending and other investment purposes. The Bank attracts both short-term and long-term deposits from the general public locally and out-of-state by offering a variety of accounts and rates. The Bank offers statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities.

The Company is registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended and the bank holding company laws of North Carolina. The Bank operates under the rules and regulations of and is subject to examination by the FDIC and the North Carolina Commissioner of Banks, North Carolina Department of Commerce. The Bank is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters.

The Company has four unconsolidated subsidiaries, organized in connection with the issuance of trust preferred securities: BNC Bancorp Capital Trust I; BNC Bancorp Capital Trust II; BNC Capital Trust III; and BNC Capital Trust IV. In addition, the Bank has three wholly-owned subsidiaries: BNC Credit Corp., which serves as the Bank’s trustee on deeds of trust; and Sterling Real Estate Holdings, LLC and Sterling Real Estate Development of North Carolina, LLC, both of which hold and dispose of the Bank’s real estate owned.

The Company’s administrative office is located at 1226 Eastchester Drive, High Point, North Carolina 27265 and the Bank’s main office is located at 831 Julian Avenue, Thomasville, North Carolina 27360. The telephone number for the Company’s administrative office is (336) 869-9200.

DIVIDEND REINVESTMENT PLAN

BNC adopted its Dividend Reinvestment Plan on September 21, 2010. The Plan will be in effect until amended, altered or terminated. Under the Plan, shares of BNC common stock, no par value, are available for purchase by registered shareholders of BNC by reinvesting cash dividends paid to them on BNC common stock. Purchases of BNC common stock under the Plan will be made from the Company’s authorized but unissued shares of common stock. Shareholders who do not participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. The Plan is set forth below as a series of questions and answers.

1. What is the purpose of the Plan?

The purpose of the Plan is to provide shareholders with a simple and convenient method of reinvesting cash dividends paid on shares of BNC common stock. The Plan allows participants to have all or a portion of cash dividends paid on their shares of BNC common stock automatically reinvested to purchase shares of BNC common stock.

2. What are the advantages of the Plan?

Participants may increase their holdings of BNC common stock through the reinvestment of cash dividends received on previously owned shares of common stock registered in their names or held for their account within the Plan without incurring any brokerage commissions and fees in connection with purchases under the Plan. Initially, BNC intends to issue shares under the Plan at a 5% discount to the Dividend Payment Price (as defined in question 16).

Regular account statements will provide participants in the Plan with a record of each transaction. Participation in the plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular cash dividend record date by making timely written notice to the Plan Administrator.

3. What are the disadvantages or risks of the Plan?

In addition to those risks of an investment in our stock set forth or referenced in the section titled “Risk Factors” above, the disadvantages or risks of the Plan include:

•

Participants bear all the risk of loss that may result from market fluctuations in the price of BNC stock. Participants must bear the market risk associated with fluctuations in the price of our stock. You have no control over the share price or timing of the purchase or sale of Plan shares. You cannot designate a specific price or date at which to purchase or sell shares. Your ability to purchase or sell shares is subject to the terms of the Plan. You may not be able to purchase or sell your shares in the Plan in time to react to market conditions. In addition, you will not know the exact number of shares purchased until after the Investment Date.

•

We do not guarantee the payment of future dividends. The Company’s Board of Directors has the sole discretion to declare and pay dividends. Although we have paid cash dividends on a regular basis for many years, the amount and timing of any dividends may be changed at any time without notice.

•

Long-term investment. The market price for our stock varies, and you should purchase shares for long-term investment only. Although our stock currently is traded on Nasdaq, we cannot assure you that there will at any time in the future be an active trading market for our stock. Even if there is an active trading market for our stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of making, and seeking to make, a long-term investment in our stock.

4. Who administers the Plan for participants?

Registrar and Transfer Company, the Plan Administrator and BNC’s stock transfer agent, administers the Plan for participants by (i) directing the purchase of BNC common stock with the cash dividends to be reinvested, (ii) maintaining records, (iii) sending account statements to participants and (iv) performing other duties relating to the Plan. Shares of BNC common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts maintained for the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. BNC may replace the Plan Administrator at any time within its sole discretion.

All inquiries and communications regarding the Plan should include your account number and should be directed to the Plan Administrator via email at info@rtco.com or at the following address:

Registrar and Transfer Company

P.O. Box 664

Cranford, NJ 07016-3572

Attn: Dividend Reinvestment Department

Telephone: (800)-368-5948

5. Who is eligible to enroll in the Plan?

Registered owners of BNC common stock with their names on the records of the Company’s stock transfer agent (Registrar and Transfer Company) may enroll in the Plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf. The right to participate in the Plan is not transferable to another person other than a transfer of a participant’s shares of BNC common stock.

Shareholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing taxes, currency and exchange controls, stock registration, foreign investments and related matters. BNC and the Plan Administrator reserve the right to terminate the participation of any shareholder if they determine participation to be in violation of law.

6. How does an eligible shareholder participate?

To participate in the Plan, a shareholder of record must complete a shareholder Authorization Form (an “Authorization Form”) and return it to the Plan Administrator. An Authorization Form is enclosed with this mailing for your use. There is also a copy of the form on the Plan Administrator’s website, www.rtco.com.

7. When may an eligible shareholder join the Plan?

A shareholder of record may enroll in the Plan at any time. If a properly executed Authorization Form is received by the Plan Administrator before the record date for a cash dividend payment, and the participant elects to reinvest all or a specified portion of the cash dividend in shares of BNC common stock, their reinvestment of cash dividends will begin with that scheduled cash dividend payment. Please note that the Plan does not represent any change in BNC’s current dividend policy, nor is it a guarantee of the payment of any future cash dividends by BNC.

8. What does the Authorization Form provide?

The Authorization Form has the effect of appointing the Plan Administrator as agent for the shareholder and directs the Plan Administrator to apply all or a specified portion of cash dividends declared and paid by BNC for the purchase of additional shares of BNC common stock in accordance with the terms and conditions of the Plan.

9. Is there a minimum level of investment under the Plan?

No. Any shareholder with BNC common stock registered in his or her name on the records of the Company’s stock transfer agent may enroll in the Plan.

10. Will I receive dividends?

Payment of dividends is a business decision made by the Company’s Board of Directors based primarily upon earnings, cash flow, financial requirements, legal and regulatory limitations and other requirements. Currently, we are paying quarterly dividends, but there is no guarantee of dividend payments in the future.

11. What are my dividend reinvestment options under the Plan?

As a participant in the Plan, you may elect to reinvest all, part or none of the dividends on your BNC common stock for the purchase of additional shares. You must select one of the two dividend options on the Authorization Form. If you complete and return an Authorization Form without selecting a dividend option, your dividends will automatically be fully reinvested to purchase additional shares.

Full reinvestment dividend	If you select full reinvestment dividend, cash dividends paid on all of your shares in the Plan will automatically be reinvested to purchase additional shares.

Partial reinvestment dividend	If you select partial reinvestment dividend, a portion of your cash dividend will automatically be reinvested to purchase additional shares, and the remainder will be paid to you in cash. To elect this option, you must specify the number of whole shares on which you wish to have dividends reinvested. The remaining cash dividend will be sent to you by check.

12. Can a participant change a dividend option?

You may change your dividend participation option at any time by contacting the Plan Administrator. You may make such a request by

•	accessing your account through the Plan Administrator’s website at www.rtco.com ,

•	writing to the Plan Administrator at the address appearing on page 8, or

•	faxing the Plan Administrator at 908-497-2320.

Please remember that the Plan Administrator must receive your request on or before a dividend record date in order for your request to be effective for that dividend. Otherwise, your request will be effective for the following dividend.

13. May a participant elect to make additional cash payments to purchase stock under the plan?

No. Under the current Plan additional cash payments are not permitted.

14. When will shares of BNC common stock be purchased through the Plan?

Purchases of shares under the Plan will be made by or on behalf of the Plan Administrator on the dividend payment date (the “Investment Date”). To the extent we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares, the dividends payable to participants will be retained by us as consideration for such shares.

15. How many shares of BNC common stock will be purchased for participants?

The number of shares purchased for each participant on any cash dividend payment date will depend on the amount of each participant’s cash dividend invested and the purchase price of the shares of BNC common stock. Each participant’s Plan account will be credited with that number of shares (including fractional shares computed to four decimal places) equal to the total amount of the cash dividends to be invested, divided by the applicable purchase price of the BNC common stock (also computed to four decimal places).

16. At what price will shares of BNC common stock purchased under the Plan?

In making purchases of BNC common stock for a participant’s Plan account associated with each Investment Date, BNC will issue shares at the average closing price of BNC’s common stock over the five trading days preceding the dividend payment date, as reported on Nasdaq or as reported on any securities exchange on which BNC common stock may be listed on the Investment Date (the “Dividend Payment Price”). Initially, we intend to issue the shares under the Plan at a 5% discount to this Dividend Payment Price. BNC reserves the right to change or eliminate the discount. The Plan Administrator shall have no responsibility with respect to the Dividend Payment Price of the shares of BNC common stock acquired under the Plan for Participant Accounts. BNC common stock is traded on Nasdaq under the symbol BNCN.

17. How are cash dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of BNC common stock and to have the cash dividends on these shares reinvested. Accordingly, cash dividends paid in shares of BNC common stock held in the Plan will be automatically reinvested in additional shares of BNC common stock unless and until the participant elects in writing to terminate participation in the Plan.

18. Are there any expenses to participants in connection with share purchases or sales under the Plan?

Purchases of BNC common stock on behalf of participants in the Plan will be made without the payment of brokerage commissions by the participants, and BNC will pay all fees in connection with purchases of shares of BNC common stock under the Plan, except for the actual purchase price of BNC common stock purchased on each Investment Date. There are no fees or service charges to participant in connection with purchases of BNC common stock under the Plan. All costs of administration of the Plan are paid by BNC.

If a participant requests the Plan Administrator to sell his or her shares of BNC common stock held in the Plan, the participant will pay a sale fee of $15.00 plus brokerage commissions associated with such sale, any required transfer tax and all applicable service charges and fees. The Plan Administrator will deduct the applicable fees from the proceeds from a sale.

19. What reports will be sent to participants in the Plan?

As soon as practical after the purchase of BNC common stock on the Investment Date, each participant will receive a statement from the Plan Administrator. These statements serve as each participant’s continuing record of the cost of shares of BNC common stock purchased and the number of shares acquired under the Plan. Participants should retain these reports for tax purposes. You may also review your Plan account information online through the Plan Administrator’s website at www.rtco.com, where you may apply for a user ID and password.

20. What if my address changes?

All communications to you, including notices, dividends and statements, will be sent to your latest address on record. Please notify the Plan Administrator promptly if your address changes.

21. Will stock certificates be issued for shares of BNC common stock purchased?

The Plan Administrator will hold all shares representing purchases of BNC common stock under the Plan in book entry form in the name of its nominee. Normally, stock certificates for shares of BNC common stock purchased under the Plan will not be issued to participants. The number of shares of BNC common stock credited to an account under the Plan will be shown on the participant’s periodic statement of account. You may receive stock certificates for full shares of BNC common stock accumulated in your account under the Plan by sending a written request to the Plan Administrator, unless at that time BNC has an adopted a policy discontinuing the use of certificates for all shareholders. When stock certificates are issued to a participant, future cash dividends on such shares will not be reinvested in shares of BNC common stock. Any undistributed shares of BNC common stock will continue to be reflected in the participant’s account, and cash dividends on such undistributed shares will be reinvested by the Plan Administrator to purchase additional shares of BNC common stock. No certificates representing fractional shares of BNC common stock will be issued. Your rights under the Plan and to the shares of BNC common stock credited to your account under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign such shares must request that certificates for such shares be issued in his or her name. Accounts under the Plan will be maintained in the same names in which the shares of BNC common stock held by the participant were registered when the participant entered the Plan.

22. How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator at the address contained in question number 4. Participants will be charged a $10.00 fee for each withdrawal request. When a participant withdraws from the Plan, or upon termination of the Plan by BNC, stock certificates for whole shares of BNC common stock credited to a participant’s account under the Plan will be issued and a cash payment will be made for any fractional shares in the participant’s account. Upon withdrawal from the Plan, the participant may also request that all of the shares of BNC common stock credited to his or her account be sold by the Plan Administrator. If a sale is requested, the Plan Administrator will place a sale order as promptly as possible after the processing of the request for withdrawal. A broker/dealer designated by the Plan Administrator will sell the shares at the prevailing market price. A Medallion Signature Guarantee is required for sale requests of $10,000 value or higher. The participant will receive from the Plan Administrator a check for the proceeds of the sale, less a sale fee of $15.00 plus any applicable brokerage commission, transfer taxes and other fees and charges.

23. Does a participant have timing and control when Plan shares are sold?

Because the Plan Administrator will sell the shares on behalf of the Plan, neither BNC nor any participant in the Plan has authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of BNC common stock. That is, if you send in a request to sell shares, it is possible that the market price of BNC common stock, could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

24. What happens to a fractional share when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash adjustment representing the value of any fractional share of BNC common stock then credited to the participant’s account will be mailed directly to the participant. (The cash adjustment will be based on the current price of BNC common stock on Nasdaq on the effective date of the withdrawal.) In no case will stock certificates representing fractional shares be issued to a participant.

25. What happens if BNC issues a stock dividend or declares a stock split or makes a rights offering?

Any shares of BNC common stock representing stock dividends or stock splits distributed by BNC on shares credited to the account of a participant under the Plan will be added to the participant’s account. In the event BNC makes a rights offering of any of its securities to holders of BNC common stock, participants in the Plan will be notified by BNC in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer full Plan shares into their own names prior to the record date for such offering if they wish to exercise such rights. If the Plan Administrator prior to such record date receives no such instructions, then such rights shall terminate with respect to both the participant and the Plan Administrator.

26. How will a participant’s shares held under the Plan be voted at meetings of shareholders?

At every shareholder meeting you will receive proxy materials and a proxy card that will cover all shares you hold in the Plan. You may vote your shares in accordance with the instructions provided in the proxy materials.

27. What are the principal income tax consequences of participation in the Plan?

The following discussion is a summary of the federal income tax provisions relating to participation in the Plan. State and local tax treatment may vary from federal income tax treatment and is not discussed in this summary. You should rely upon your own tax advisor about your particular circumstances and transactions.

•

Dividends. All dividends that are paid to you, whether paid in cash or reinvested and used to purchase additional shares, are considered taxable dividend income to you in the year they are paid by BNC. At the end of each tax year, our transfer agent will provide you and the Internal Revenue Service (the “IRS”) with a Form 1099-DIV that reports the total dollar value of the dividends paid during the year.

•	Discount on shares issued. All shares issued under the plan at a discount to the Dividend Payment Price is considered taxable income to you and this will be reflected on the Form 1099-DIV.

•

Sales. All shares sold through the Plan will be reported to the IRS as required by law. At the end of each tax year, our transfer agent will provide you and the IRS with a Form 1099-B that reports the date of sale and gross proceeds from your sale. You are responsible for calculating the cost basis of the shares you sold and any gain or loss on the sale. In general, the amount of gain or loss that you recognize will be based on the difference between the fair market value of your shares as of the date of purchase and the date of sale. Any profit that you realize will be taxed as capital gain, and any loss realized will be taxed as a capital loss. The capital gain or loss may be treated as “long-term” capital gain or loss if you have held the shares for at least one year before the sale or transfer.

Be sure to keep your account statements for income tax purposes. If you have questions about the tax impact of any of transactions you are contemplating, please consult your own tax advisor.

•

Transfers in or out of the Plan. You will not realize gain or loss for federal income tax purposes when you transfer shares into the Plan or withdraw shares from the Plan. However, as noted in the above paragraph, you will generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

•

Federal income tax withholding on dividends and sales proceeds. Federal law requires the Plan Administrator to withhold an amount (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of shares if:

•	You fail to certify to the Plan Administrator that you are not subject to backup withholding and that the taxpayer identification number on your account is correct (on Form W-9), or

•	The IRS notifies BNC or the Plan Administrator that you are subject to backup withholding.

Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares, and the remaining amount will be reinvested or paid as you have instructed.

In addition, if you are not a U.S. person, additional U.S. income tax withholding that is not fully discussed here may apply. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of shares, and the remaining amount will be reinvested or paid as you have instructed.

You may obtain a Form W-9 from the IRS or by contacting the Plan Administrator.

•	Limitation of information. The above discussion is not a complete discussion of all of the tax considerations that may be relevant to participation in the Plan.

You should consult your own tax advisor about the tax consequences associated with participation in the Plan.

28. What are the responsibilities of BNC and the Plan Administrator under the Plan?

BNC and the Plan Administrator will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or incapacity or with respect to: (i) the prices at which shares of BNC common stock are purchased for the participant’s account; (ii) the timing of such purchases; (iii) any loss or fluctuation in the market value of BNC common stock; or (iv) any sales of

BNC common stock made under the Plan on behalf of the participant. BNC shall interpret the Plan and all such interpretations and determinations made by BNC shall be conclusive. The terms and conditions of the Plan, the Authorization Form, the Plan’s operation, and a participant’s account will be governed by the laws of the State of Delaware and the rules and regulations of the SEC. The terms of the Plan and the Authorization Form cannot be changed by oral agreement.

29. Who bears the risk of market price fluctuations in the BNC common stock?

A participant’s investment in shares of BNC common stock acquired under the Plan is no different from any other investment in shares of BNC common stock. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to shares of BNC common stock held in the Plan. Neither BNC nor the Plan Administrator makes any representations with respect to the future value of BNC common stock purchased under the Plan. You should recognize that BNC, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against any loss related to an investment in BNC common stock purchased or sold under the Plan.

30. May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by BNC without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan. BNC or the Plan Administrator may terminate a participant’s individual participation in the Plan at any time by written notice to the participant. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares of BNC common stock held in his or her account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a stock certificate for the number of whole shares held for the participant under the Plan and a check for the value of any fractional shares as provided for in the Plan.

USE OF PROCEEDS

The net proceeds to us from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary and possible acquisitions. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

LEGAL MATTERS

The legality of issuance of the shares of common stock offered hereby has been passed upon for BNC Bancorp by Brooks, Pierce, McLendon, Humphrey and Leonard, L.L.P., Greensboro, N.C.

EXPERTS

The consolidated financial statements of BNC Bancorp as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which are incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009, have been incorporated in reliance upon the report of Cherry, Bekaert & Holland, L.L.P., independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses payable by us in connection with the sale of the securities being registered. All the amounts are estimates except for the SEC registration fee.

Registration Fee	$174.69
Printing and Postage	$6,200
Legal and accounting expenses	$10,000
Total	$16,374.69

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The North Carolina Business Corporation Act (“NCBCA”) provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation’s request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

Permissible indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation’s best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

Mandatory indemnification. Unless limited by the corporation’s charter, the NCBCA require a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.

Advance for expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors of the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

Court-ordered indemnification. Unless otherwise provided in the corporation’s charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

Voluntary indemnification. In addition to and separate and apart from “permissible” and “mandatory” indemnification described above, a corporation may, by charter, bylaw, contract, or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation’s charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorney’s fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

Parties entitled to indemnification. The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

Indemnification by BCN. BNC’s Articles and Bylaws provide for indemnification of BNC’s directors and officers to the fullest extent permitted by applicable law.

Insurance. The NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent to the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. BNC currently maintains directors’ and officers’ insurance policies covering its directors and officers.

ITEM 16.	EXHIBITS.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

(3)(i)	Articles of Incorporation, incorporated herein by reference to Exhibit (3)(i) to the Form 8-K – Rule 12g-3, filed with the SEC on December 17, 2002

(3)(i)(a)	Articles of Amendment dated December 2, 2008, regarding the Series A Preferred Stock incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on December 5, 2008.

(3)(i)(b)	Articles of Amendment to Designate the Terms of the Mandatorily Convertible Non-Voting Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to the Form 8-K, filed with the Sect on June 18, 2010.

(4)	Form of Stock Certificate, incorporated herein by reference to the Form 8-K, Rule 12g-3, filed with the SEC on December 17, 2002.

(4)(i)	Form of Stock Certificate, regarding the Series A Preferred Stock incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on December 5, 2008.

(4)(i)(a)	Form of Stock Certificate for the Mandatorily Convertible Non-Voting Preferred Stock, Series B, incorporated herein by reference to Exhibit 4.1 to the Form 8-K, filed with the SEC on June 18, 2010.

5	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to securities to be registered.*

23.1	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in Exhibit 5).*

23.2	Consent of Cherry Bekaert & Holland, L.L.P.*

23.3	Power of attorney (included with signature page)*

99	Authorization Form.*

99.1	Letter to accompany the prospectus.*

*	Filed herewith

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information relating to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, BNC Bancorp, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, as of September 22, 2010.

BNC Bancorp

By:	/S/ W. SWOPE MONTGOMERY, JR.
Name:	W. Swope Montgomery, Jr.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Swope Montgomery, Jr., Richard D. Callicutt II and David B. Spencer and each of them (with full power to act alone),as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on September 21, 2010.

/S/ W. SWOPE MONTGOMERY, JR.	President, Chief Executive Officer and Director
W. Swope Montgomery, Jr.	(Principal Executive Officer)

/S/ THOMAS R. SLOAN	Chairman of the Board and Director
Thomas R. Sloan

/S/ DAVID B. SPENCER	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
David B. Spencer

/S/ RICHARD D. CALLICUTT II	Executive Vice President, Chief Operating
Richard D. Callicutt II	Officer and Director

/S/ LARRY L. CALLAHAN	Director
Larry L. Callahan

/S/ JOSEPH M. COLTRANE, JR.	Director
Joseph M. Coltrane, Jr.

/S/ R. MARK GRAF	Director
R. Mark Graf

/S/ CHARLES T. HAGAN III	Director
Chip Hagan III

/S/ LENIN J. PETERS, M.D.	Director
Lenin J. Peters. M.D.

/S/ THOMAS R. SMITH, CPA	Director
Thomas R. Smith, CPA

/S/ ROBERT A. TEAM, JR.	Director
Robert A. Team, Jr.

/S/ D. VANN WILLIFORD	Director
D. Vann Williford

/S/ RICHARD F. WOOD	Secretary and Director
Richard F. Wood

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

(3)(i)	Articles of Incorporation, incorporated herein by reference to Exhibit (3)(i) to the Form 8-K – Rule 12g-3, filed with the SEC on December 17, 2002

(3)(i)(a)	Articles of Amendment dated December 2, 2008, regarding the Series A Preferred Stock incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on December 5, 2008.

(3)(i)(b)	Articles of Amendment to Designate the Terms of the Mandatorily Convertible Non-Voting Preferred Stock, Series B, incorporated herein by reference to Exhibit 3.1 to the Form 8-K, filed with the Sect on June 18, 2010.

(4)	Form of Stock Certificate, incorporated herein by reference to the Form 8-K, Rule 12g-3, filed with the SEC on December 17, 2002.

(4)(i)	Form of Stock Certificate, regarding the Series A Preferred Stock incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on December 5, 2008.

(4)(i)(a)	Form of Stock Certificate for the Mandatorily Convertible Non-Voting Preferred Stock, Series B, incorporated herein by reference to Exhibit 4.1 to the Form 8-K, filed with the SEC on June 18, 2010.

5	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to securities to be registered.*

23.1	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (included in Exhibit 5).*

23.2	Consent of Cherry Bekaert & Holland, L.L.P.*

23.3	Power of attorney (included with signature page)*

99	Authorization Form.*

99.1	Letter to accompany the prospectus.*